EXHIBIT 21.1
ELEMENT SOLUTIONS INC
Subsidiaries
The following are subsidiaries of Element Solutions Inc as of December 31, 2025 and the state or jurisdiction in which each of these subsidiaries is incorporated or organized:

Subsidiaries	State or Jurisdiction of Incorporation/Organization
AI Divestitures, Inc.	Delaware
Alent Enthone Chemistry (Shanghai) Co., Ltd.	China
Alent Finance Limited	United Kingdom
Alent Germany GmbH	Germany
Alent Holdings Brazil Limited	United Kingdom
Alent Holdings BV	Netherlands
Alent, Inc.	Rhode Island
Alent Investments, Inc.	Delaware
Alent Investments Limited	United Kingdom
Alent Limited	United Kingdom
Alent New Finance (UK) Limited	United Kingdom
Alent New Mexico Holdings Limited	United Kingdom
Alent USA Holding, Inc.	Delaware
Alpha Assembly Solutions	Singapore
Alpha Assembly Solutions (Shanghai) Trading Co., Ltd.	China
Alpha Assembly Solutions (Shenzhen) Co., Ltd.	China
Alpha Assembly Solutions (Taiwan) Limited	Taiwan
Alpha Assembly Solutions Belgium NV	Belgium
Alpha Assembly Solutions Brasil Soldas Ltda.	Brazil
Alpha Assembly Solutions Germany GmbH	Germany
Alpha Assembly Solutions Inc.	Delaware
Alpha Assembly Solutions Korea Limited	South Korea
Alpha Assembly Solutions Netherlands B.V.	Netherlands
Alpha Metals Limited	Hong Kong
Alpha Metals Mexico, S.A. de C.V.	Mexico
Anion Química Industrial S.A.	Brazil
Aprochim S.r.l.	Italy
AR Mexican Holdings, Inc.	Delaware
Bayport Chemical Service, Inc.	Texas
Canning Gumm, LLC	Delaware
Compugraphics International Limited	United Kingdom
Compugraphics Jena GmbH	Germany
Compugraphics U.S.A. Inc.	Delaware
Cookson Holding Company	Delaware
Coventya Beteiligungs GmbH	Germany
Coventya Environmental Plating Technology (JiangSu) Co., Ltd	China

Coventya GmbH	Germany
Coventya Holding SAS	France
Coventya International GmbH	Germany
Coventya Kimya Sanayi ve Ticaret Anonim Sirketi	Turkey
Coventya Malaysia Sdn. Bhd	Malaysia
Coventya SAS	France
Coventya Serviços e Participações Ltda	Brazil
Coventya South East Asia Pte. Ltd	Singapore
Coventya S.r.l.	Italy
Coventya Technologies S.L.	Spain
EI Liquidation, Inc.	New York
Enthone-OMI (Hong Kong) Co., Ltd.	Hong Kong
Fernox Limited	United Kingdom
HKW (Suzhou) New Material Co., Ltd	China
H K Wentworth America, Inc.	California
H.K. Wentworth (India) Private Limited	India
H.K. Wentworth Limited	United Kingdom
HSO Hong Kong Holding Limited	Hong Kong
Kester LLC	Delaware
Kuprion, Inc.	Delaware
Macdermid (Panyu) Speciality Co. Ltd.	China
MacDermid (Suisse) Sàrl	Switzerland
MacDermid (Thailand) Limited	Thailand
MacDermid Actium, Ltd	United Kingdom
MacDermid Acumen, Inc.	Delaware
MacDermid Alpha Electronics Solutions	Singapore
MacDermid Alpha Electronics Solutions India Private Limited	India
MacDermid Alpha France SAS	France
MacDermid Alpha Hungary Kft	Hungary
MacDermid Alpha Italy S.r.l	Italy
MacDermid Anion, Inc.	Delaware
MacDermid Autotype Incorporated	Delaware
MacDermid Autotype Limited	United Kingdom
MacDermid Autotype Pte Ltd	Singapore
MacDermid Brazil, Inc.	Delaware
MacDermid Canning Limited	United Kingdom
MacDermid Chemical Industries Argentina, Inc.	Delaware
Macdermid Continental Investments Limited	United Kingdom
MacDermid de México, S.A. de C.V.	Mexico
MacDermid Enthone B.V.	Netherlands
MacDermid Enthone Bermuda B.V.	Netherlands
MacDermid Enthone Electronics Solutions (M) Sdn Bhd	Malaysia
MacDermid Enthone GmbH	Germany
MacDermid Enthone Inc.	Delaware
MacDermid Enthone India Private Limited	India
MacDermid Enthone Korea Co., Ltd	Korea
MacDermid Enthone Produtos Químicos Ltda	Brazil

MacDermid Enthone Romania S.R.L.	Romania
MacDermid Enthone s.r.o.	Czech Republic
MacDermid Enthone Sdn Bhd	Malaysia
MacDermid Enthone Slovakia s.r.o.	Slovakia
MacDermid Enthone Sp. z.o.o.	Poland
MacDermid Enthone Spain, S.L.	Spain
MacDermid Enthone Taiwan Co., Ltd.	Taiwan
MacDermid Enthone Trading (Shanghai) Co., Ltd.	China
MacDermid Europe Limited	United Kingdom
MacDermid Europe SAS	France
MacDermid European Finance Limited	United Kingdom
MacDermid European Holdings BV	Netherlands
MacDermid Graphics Solutions UK Limited	United Kingdom
MacDermid Holdings BV	Netherlands
MacDermid Hong Kong Limited	Hong Kong
MacDermid Houston, Inc.	Delaware
MacDermid, Incorporated	Connecticut
MacDermid International Corporation	Delaware
MacDermid Netherlands Cooperatief W.A.	Netherlands
MacDermid Offshore Fludios do Brazil Industrial Ltda.	Brazil
MacDermid Offshore Solutions, LLC	Delaware
MacDermid Overseas Asia Limited	Delaware
MacDermid Performance Acquisition Germany GmbH I	Germany
MacDermid Performance Acquisitions Ltd	United Kingdom
MacDermid Performance Solutions	Singapore
MacDermid Performance Solutions Canada, Inc	Canada
MacDermid Performance Solutions Company Limited	Vietnam
MacDermid Performance Solutions Espanola SA	Spain
MacDermid Performance Solutions France SAS	France
MacDermid Performance Solutions Hong Kong Limited	Hong Kong
MacDermid Performance Solutions Inc.	Philippines
MacDermid Performance Solutions Italiana S.r.l.	Italy
MacDermid Performance Solutions Japan K.K.	Japan
MacDermid Performance Solutions Kimyasal Sanayi ve Ticaret A.Ş	Turkey
MacDermid Performance Solutions Korea Inc.	South Korea
MacDermid Performance Solutions Scandinavia AB	Sweden
MacDermid Performance Solutions Services Limited	United Kingdom
MacDermid Performance Solutions Singapore Pte Ltd	Singapore
MacDermid Performance Solutions Taiwan Ltd	Taiwan
MacDermid Performance Solutions UK Limited	United Kingdom
MacDermid Singapore Pte Ltd	Singapore
MacDermid Technology (Suzhou) Co. Ltd.	China
MacDermid Texas, Inc.	Delaware
MD Graphics Solutions, LLC	Delaware
MRD Acquisition Corp.	Delaware
Napp Printing Plate Distribution, Inc.	South Dakota
Napp Systems Inc.	Iowa

Oak Barrel Investments Ltd.	United Kingdom
OMI International Corporation	Delaware
Politeknik Metal Sanayi ve Ticaret Anonim Sirketi	Turkey
Rockville Venture, LLC	Delaware
SPC Divestiture, Inc.	Delaware
Specialty Polymers, Inc.	Massachusetts
Surface Treatments Ltd.	United Kingdom
Vernon-Rockville Venture, LLC	Delaware
W. Canning Inc.	Delaware
W. Canning Ltd.	Texas
W. Canning USA, LLC	Delaware
Zhejiang Electrolube New Materials Co., Ltd	China
Zhejiang HKW Technology Co., Ltd	China
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